Item 77H - Deutsche Securities Trust
Change of Control of Registrant
Below are certain persons presumed to control
certain of Registrant's series because such persons
owned more than 25% of such series based on the
records of the series.
As of April 2, 2015:
Fund
Name of Person
Ownerships
% of Series
Deutsche
Global Real
Estate
Securities
Fund
RAYMOND JAMES
OMNIBUS FOR
MUTUAL FUNDS
HOUSE ACCOUNT
FIRM XXXXXXXX
ATTN COURTNEY
WALLER
ST PETERSBURG
FL 33716-1100
45.00%
Deutsche
Global Real
Estate
Securities
Fund
AMERICAN
ENTERPRISE
INVESTMENT
SERV
FBO #XXXXXXXX
MINNEAPOLIS MN
55402-2405
26.00%

As of April 2, 2014:
Fund
Name of Person
Ownerships
% of Series
DWS
RREEF Real
Estate
Securities
Income Fund
(now known
as Deutsche
Real Estate
Securities
Income
Fund)
RREEF AMERICA
LLLC
ATTN MARC
GONZALEZ
SAN FRANCISCO
CA 94111-5836
60.41%
DWS
RREEF
Global Real
Estate
Securities
Fund (now
known as
Deutsche
Global Real
Estate
Securities
Fund)
RAYMOND JAMES
OMNIBUS FOR
MUTUAL FUNDS
HOUSE ACCOUNT
FIRM XXXXXXXX
ATTN COURTNEY
WALLER
ST PETERSBURG
FL 33716-1100
39.89%
DWS
RREEF
Global Real
Estate
Securities
Fund (now
known as
Deutsche
Global Real
Estate
Securities
Fund)
AMERICAN
ENTERPRISE
INVESTMENT
SERV
FBO #XXXXXXXX
MINNEAPOLIS MN
55402-2405
32.96%

RREEF America L.L.C. is the subadvisor of Deutsche Real Estate Securities Income Fund.
RREEF America L.L.C., organized as a Delaware limited liability company, is an affiliate of Deutsche
Investment Management Americas Inc. and an indirect, wholly-owned subsidiary of Deutsche
Bank AG.